Exhibit 5.1

Client: 93000-00001

March 22, 2017

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Re:	TRI Pointe Group, Inc.
Registration	Statement on Form S-3 (File No. 333-211523)

Ladies and Gentlemen:

We have acted as counsel to TRI Pointe Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, File No. 333-211523, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed offering and sale by VIII/TPC Holdings, L.L.C., a Delaware limited liability company (the “Selling Stockholder”), of 11,985,905 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement dated as of March 17, 2017 among the Company, the Selling Stockholder and Citigroup Global Markets Inc.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen Common Stock certificate and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

March 22, 2017

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher, LLP